UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim Chief Executive Officer

On September 23, 2024, in connection with the appointment of Nicholas Lahanas as Chief Executive Officer of Central Garden & Pet Company (the “Company”) effective September 29, 2024, as further described below, Mary Beth Springer submitted her resignation as the Company’s Interim Chief Executive Officer, effective September 28, 2024. Ms. Springer will remain a member of the Company’s Board of Directors (the “Board”).

Appointment of Chief Executive Officer

On September 23, 2024, the Board appointed Nicholas Lahanas as the Company’s Chief Executive Officer and a member of the Board effective September 29, 2024. Mr. Lahanas will resign as the Company’s Chief Financial Officer effective September 28, 2024. Mr. Lahanas has not been appointed to serve on any committee of the Board, and the committees on which Mr. Lahanas is expected to serve have not been determined as of the date of filing of this Current Report on Form 8-K.

Mr. Lahanas, age 55, has served as the Company’s Chief Financial Officer since May 2017. He served as Senior Vice President of Finance and Chief Financial Officer of the Company’s Pet Segment from April 2014 to May 2017 and Vice President of Corporate Financial Planning & Analysis from October 2011 to March 2014. Mr. Lahanas was the Director of Business Performance from March 2008 to October 2011, where his primary focus was on business unit profitability, and was a Finance Manager from October 2006 to March 2008 in the Company’s Garden Segment. Prior to joining Central, he worked in private equity and investment banking.

Mr. Lahanas has strong financial expertise, having served as the Company’s Chief Financial Officer, where he helped drive the company’s strategy and financial performance. He also has extensive knowledge of the pet and garden industries, having worked in various other roles throughout the Company, including in its Pet and Garden Segments. Mr. Lahanas has deep M&A experience, helping lead acquisitions at the Company and from his time in investment banking and private equity before joining the Company.

There are no family relationships between any director or executive officer of the Company and Mr. Lahanas, and no transactions reportable under Item 404(a) of Regulation S-K in which he has a direct or indirect material interest. Further, there are no arrangements or understandings between Mr. Lahanas and any other person pursuant to which he was appointed to serve as the Company’s Chief Executive Officer.

On September 19, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved, and recommended to the Board that it approve, the compensation package for Mr. Lahanas in his position as Chief Executive Officer, effective September 29, 2024, which the Board approved on September 23, 2024. The Company will pay Mr. Lahanas an annual base salary of $900,000. Mr. Lahanas will also be eligible to receive an annual bonus at a target rate of 100% of his annual base salary beginning with the 2025 fiscal year. He will also be eligible to receive a target annual equity grant of $1,000,000, which will be based upon on his performance and the Company’s performance, as determined by the Compensation Committee.

Mr. Lahanas’s employment at the Company is “at will” and may be terminated with or without cause, and with or without notice, at any time at the option of either the Company or Mr. Lahanas. The Company and Mr. Lahanas are also party to a post-employment consulting agreement, pursuant to which Mr. Lahanas will provide consulting services for 24 months upon termination of his employment with the Company. For these services, Mr. Lahanas will be entitled to receive $3,432 on a monthly basis, subject to a 2% increase each year anniversary of the agreement.

Appointment of Chief Financial Officer

On September 23, 2024, the Board appointed Bradley G. Smith as the Company’s Chief Financial Officer and designated him an executive officer of the Company, effective September 29, 2024. Mr. Smith will resign as the Chief Financial Officer of the Company’s Pet Segment effective September 28, 2024.

Mr. Smith, age 58, joined the Company in May 2017 as Chief Financial Officer of the Company’s Pet Segment and has provided strong financial leadership to the Pet Segment. Before joining the Company, Mr. Smith worked at the Delhaize Group (now Ahold Delhaize), where he served 12 years in finance roles of increasing responsibility, including as Chief Financial Officer of their European operations. Prior to the Delhaize Group, Mr. Smith spent 11 years at Arthur Andersen.

There are no family relationships between any director or executive officer of the Company and Mr. Smith, and no transactions reportable under Item 404(a) of Regulation S-K in which he has a direct or indirect material interest. Further, there are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer.

On September 19, 2024, the Compensation Committee approved, and recommended to the Board that it approve, the compensation package for Mr. Smith in his position as Chief Financial Officer, effective September 29, 2024, which the Board approved on September 23, 2024. The Company will pay Mr. Smith an annual base salary of $450,000. Mr. Smith will also be eligible to receive an annual bonus at a target rate of 50% of his annual base salary beginning with the 2025 fiscal year. He will also be eligible to receive a target annual equity grant of $250,000, which will be based upon on his performance and the Company’s performance, as determined by the Compensation Committee.

Mr. Smith’s employment at the Company is “at will” and may be terminated with or without cause, and with or without notice, at any time at the option of either the Company or Mr. Smith. The Company and Mr. Smith are also party to a post-employment consulting agreement, pursuant to which Mr. Smith will provide consulting services for 24 months upon termination of his employment with the Company. For these services, Mr. Smith will be entitled to receive $2,500 on a monthly basis.

A copy of the press release announcing the above appointments is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated September 27, 2024.

Exhibit 104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

Date: September 27, 2024	By:	/s/ Joyce M. McCarthy
Joyce M. McCarthy
General Counsel and Secretary

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